Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)

                                                          Three Months Ended
                                                               March 31,
                                                            1997        1996
PRIMARY:
  Income before cumulative effect of
    accounting change                                     $32,660     $10,740
  Preferred stock dividends                                 3,240       3,240
  Income before cumulative effect of accounting
    change attributable to common stock                    29,420       7,500
  Add convertible preferred stock dividends                 3,240       3,240
  Add after-tax interest expense reduction on
    conversion of stock options and warrants                ---           250
  Earnings before cumulative effect of accounting
    change attributable to common stock                    32,660      10,990
  Cumulative effect of accounting change                    ---        11,700
  Earnings attributable to common stock,
    as adjusted                                           $32,660     $22,690

  Weighted average number of common shares
    outstanding during each period                         37,470      55,340
  Addition from assumed exercise of stock
    options and warrants                                    1,270       2,030
  Addition from assumed conversion of
    preferred stock                                        10,800      10,800
  Weighted average number of common shares
    and equivalents outstanding during each
    period--without dilution                               49,540      68,170

  Primary earnings per common and common
    equivalent share:

      Earnings before cumulative effect of
        accounting change                                   $ .66       $ .16
      Cumulative effect of accounting change                  --          .17
      Earnings attributable to common stock                 $ .66       $ .33









Earnings per common share for the quarter ended March 31, 1997 was computed based on the treasury stock method and, in 1996 as required, on the modified treasury stock method which results in an assumed interest expense reduction and the issuance of incremental shares based on the assumed conversion of all stock options and warrants.



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Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)

                                                          Three Months Ended
                                                               March 31,
                                                            1997        1996
FULLY DILUTED:
  Income before cumulative effect of
    accounting change                                     $32,660     $10,740
  Preferred stock dividends                                 3,240       3,240
  Income attributable to common stock                      29,420       7,500
  Add after-tax convertible debenture
    related expenses                                        2,380       2,380
  Add convertible preferred stock dividends                 3,240       3,240
  Add interest reduction on conversion of
    stock options and warrants                              ---           110
  Earnings before cumulative effect of
    accounting change attributable to
    common stock                                          $35,040     $13,230
  Cumulative effect of accounting change                    ---        11,700
  Earnings attributable to common stock,
    as adjusted                                           $35,040     $24,930

  Weighted average number of common shares
    outstanding during each period                         37,470      55,340
  Addition from assumed conversion of
    convertible debentures                                 10,000      10,000
  Addition from assumed exercise of stock
    options and warrants                                    1,350       2,030
  Addition from assumed conversion of
    preferred stock                                        10,800      10,800
  Weighted average number of common shares and
    equivalents outstanding during each period
    --fully diluted basis                                  59,620      78,170

  Fully diluted earnings per common and common
    equivalent share:
      Earnings before cumulative effect of
        accounting change                                   $ .59       $ .17*
      Cumulative effect of accounting change                  --          .15
      Earnings attributable to common stock                 $ .59       $ .32







Earnings per common share for the quarter ended March 31, 1997 was computed based on the treasury stock method and, in 1996 as required, on the modified treasury stock method which results in an assumed interest expense reduction and the issuance of incremental shares based on the assumed conversion of all stock options and warrants.


*  anti-dilutive.